UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2026 (January 26, 2026)

Prospect Floating Rate and Alternative Income Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00908	45-2460782
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 42nd Floor, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 26, 2026, Prospect Floating Rate and Alternative Income Fund, Inc. (the "Company") entered into a Distribution Agreement (the "Distribution Agreement") with Ultimus Fund Distributors, LLC (the "Distributor") to act as distributor in the Company's continuous public offering of the Class S, Class D and Class I shares of the Company's common stock (the "Shares") (the "Offering"). The Distribution Agreement will become effective as of the effective date of the post-effective amendment to the Company’s registration statement on Form N-2 naming the Distributor as the distributor of the Company (the "Distribution Agreement Effective Date"). Either party may terminate the Distribution Agreement upon 60 days’ written notice to the other party. Pursuant to the Distribution Agreement, the Company will indemnify the Distributor, its officers, directors, employees and other agents in certain circumstances, except that such parties will not be indemnified for any liability to which they would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under the Distribution Agreement.

Ultimus Fund Solutions, LLC, an affiliate of the Distributor, is expected to serve as the Company's transfer agent, plan administrator, distribution paying agent and registrar.

The foregoing description of the Distribution Agreement is a summary only and does not purport to be complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On January 26, 2026, the Company signed an agreement with Preferred Capital Securities, LLC ("PCS") to terminate its existing Dealer Manager Agreement (the "Existing Dealer Manager Agreement") with PCS dated May 13, 2024 under which PCS is acting as dealer manager in the Offering. The termination of the Existing Dealer Manager Agreement will be effective as of the Distribution Agreement Effective Date. The termination is by mutual agreement of the parties and no early termination penalties will be incurred by the Company resulting from the termination of the Existing Dealer Manager Agreement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Distribution Agreement, by and between Prospect Floating Rate and Alternative Income Fund, Inc. and Ultimus Fund Distributors, LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 27, 2026	Prospect Floating Rate and Alternative Income Fund, Inc.

	By	/s/ M. Grier Eliasek
M. Grier Eliasek Chief Executive Officer (Principal Executive Officer)